UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2016

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

137 South Robertson Boulevard, Suite 129

Beverly Hills, CA 90211

(Address of Principal Executive Offices) (Zip Code)

(877) 238-4498

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01

In anticipation of Governor Jerry Brown signing Senate Bill 1046 into law, we entered into 5 definitive agreements with independent service centers to install and service our BDI 747 in an additional five cities to ensure we are well positioned for California’s explosion in ignition interlock demand. We estimate that this will increase BDIC’s gross market potential solely in the state of California, upwards of $200,000,000.

The five new cities that we are capable of servicing as a result of these new definitive agreements are San Diego, Oakley, Lodi, San Jose, and Oxnard. We had anticipated this legislation passing and we were already in advanced stages of discussions with potential additional independent service centers so that we could immediately take advantage of the passing of this legislation. We are already in the process of providing training to ensure they our service centers are fully capable of providing service to our BDI 747 clients in their local markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLOW & DRIVE INTERLOCK CORPORATION

By:	/s/ Laurence Wainer
Name:	Laurence Wainer
Title:	Chief Executive Officer and Chief Financial Officer

Date: April 4, 2016

INDEX TO EXHIBITS

Exhibit No.	Description

None